FILED
      [In the office of the
      Secretary of State of the
      STATE OF NEVADA]
      No.7569-94
      March 30,1998

      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                         Bobernco, Inc.
                      (the Corporation)

     We the undersigned, Andrew W. Berney (President/Director) and Caron A. Kelly(Secretary/Director) of the Corporation do hereby certify:

     That the board of Directors of the Corporation at a meeting duly convened and held on Wednesday, April 30, 1997, adopted a resolution to amend the original articles as follows:

Article 4 is hereby amended and restated as follows:

          4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

          Additionally:

          The currently issued and outstanding common stock of the corporation being 3,000,000 shares, is hereby
          FORWARD split on a 2 for 1 basis making the currently issued and outstanding stock of the corporation 6,000,000 shares.

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 3,000,000, that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     Dated Wednesday, April 30, 1997

     Bobernco, Inc.                Attest:

     /s/ Caron A. Kelly     /s/ Andrew W. Berney
     Caron A.Kelly              Andrew W. Berney
     Secretary                       President




            State of Nevada
                                   ss.
            County Of Clark

               The undersigned Notary Public certified, deposes and states that Andrew W. Berney and Caron A Kelly, personally appeared before me and executed the foregoing on behalf of the Corporation as its President and Secretary respectively, 25th day of March 1998.


         By:  /s/ Bridget E. Richards
         Notary Public in and for said County and State